T Stamp Inc., doing business as Trust Stamp, (the “Company”) has prepared this Form 1-A/A solely for the purpose of filing Exhibits 13.5 and 13.6.

PART III

INDEX TO EXHIBITS

1.1	Issuer Agreement with SI Securities, LLC*

2.1	Amended and Restated Certificate of Incorporation, as amended*

2.2	Bylaws*

2.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended*

3.1	Investors’ Rights Agreement*

3.2	Form of Convertible Promissory Note dated December 16, 2016*

3.3	Form of Convertible Note dated December 3, 2019*

3.4	Form of Stock Purchase Agreement dated January 12, 2017 ($500,000)*

3.5	Form of Stock Purchase Agreement dated July 14, 2017 ($358,000)*

3.6	Form of Stock Purchase Agreement dated July 17, 2017 ($54,250)*

3.7	Form of Stock Purchase Agreement dated July 17, 2017 ($108,500)*

3.8	Form of Warrant dated January 4, 2016*

3.9	Form of Warrant dated November 9, 2016 ($5,000 per share)*

3.10	Form of Warrant dated November 9, 2016 ($1,000,000)*

3.11	Form of Warrant dated September 30, 2016*

3.12	Form of Warrant dated December 16, 2016*

3.13	Form of Secured Loan Agreement dated August 16, 2017*

3.14	Form of Warrant dated January 23, 2020*

3.15	Form of Warrant dated January 23, 2020*

4	Form of Subscription Agreement*

6.1	Settlement Agreement dated July 1, 2019 between Emergent Technology Holdings, LP and the Company*

6.2	Stock Purchase Agreement dated September 27, 2019 between FSH Capital LLC and the Company ($700,000)*

6.3	Secured Loan Agreement dated August 16, 2017 between Alex Valdes and the Company*

6.4	Secured Loan Agreement dated August 16, 2017 between Andrew Scott Francis and the Company*

6.5	Lease Agreement Amendment between the Company and Georgia Advanced Technology Ventures, Inc. dated April 24, 2018*

6.6	Service Agreement between 10Clouds and. Sunflower AI Technologies (a subsidiary of T. Stamp Inc.) dated January 4, 2018*

6.7	SAFE Amendment Agreement between Emergent Technology Holdings LP and T Stamp Inc. and 10Clouds dated February 4, 2019.*

8.1	Form of Escrow Agreement*

11	Auditor’s Consent*

12	Opinion of CrowdCheck Law LLP*

13.1	Offering Page on SeedInvest*

13.2	SeedInvest Webinar Invite Email*

13.3	SeedInvest Marketing Email*

13.4	SeedInvest Reminder Email (Reservation Process)*

13.5	Pitch Deck on SeedInvest Offering Page

13.6	Transcript of Video on SeedInvest Offering Page

15.1	Draft Offering Statement filed with the SEC.*

*	Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, State of Georgia, on April 8, 2020.

T STAMP INC.

/s/ Gareth Genner
Gareth Genner, Chief Executive Officer
Trust Stamp

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Gareth Genner
Gareth Genner, Chief Executive Officer, Director
Date: April 8, 2020

/s/ Alex Valdes
Alex Valdes, Principal Financial Officer, Principal Accounting Officer
Date: April 8, 2020

/s/ Andrew Gowasack
Andrew Gowasack, President, Director
Date: April 8, 2020

/s/ Mark Birschbach
Mark Birschbach, Director
Date: April 8, 2020